EXHIBIT 10.20

                             Co-operation Agreement

This Agreement is between the two (2) parties

                            SIGMA Elektroteknisk A.S,
                                  P.O. Box 58,
                                   1550 HOLEN,
                                     Norway,

hereinafter called "SIGMA",

AND
                                   Kockums AB
                                Storn Varvsgatan
                                 205 155 MALMO,
                                     Sweden,

hereinafter called "KOCKUMS",

WHEREAS

KOCKUMS has consulting and engineering competence and capacity in the field of Stirling Engines, hereinafter called "Field of Expertise",

WHEREAS

SIGMA has experience in engineering in the field of Stirling Engines and are preparing for the manufacturing of such engines,

WHEREAS

KOCKUMS is willing to offer consulting and engineering services to SIGMA. SIGMA is willing to offer contracting work for KOCKUMS. Both KOCKUMS and SIGMA is willing to explore future joint business opportunities, especially in the Scandinavian market.

IT IS AGREED AS FOLLOWS REGARDING SERVICES:
                                  ---------

1.1  Consulting Services

KOCKUMS shall subject to agreements made on a case-by-case basis, work out recommendations on defined technical or engineering problems and questions within the Field of Expertise and prepare written reports documenting and giving the grounds for the recommendations.

1.2  Engineering Services

KOCKUMS shall upon request, subject to agreements made on a case-by-case basis, perform reviews and render expert opinion on technical material (concepts;

calculations; drawings; fabricated parts, components, and assemblies; procedures and equipment for testing of components or complete Stirling engines; etc.), project descriptions, and reports and other written or graphical information related to the business activities of SIGMA within KOCKUMS's Field of Expertise. KOCKUMS shall further participate in specialist teams formed temporarily by SIGMA for the swift resolution of particular engineering problems.

1.3  Contracting work (Consulting, services and supply of parts.)

SIGMA shall upon request, subject to agreements made on a case-by-case basis, offer to KOCKUMS contracted work related to the expertise held by SIGMA. Such work shall be dependent on competitive terms, capability and capacity for delivery from SIGMA.

1.4  Exploration of joint business opportunities in the Scandinavian market.

KOCKUMS and SIGMA shall jointly explore upcoming business opportunities through regular meetings where this is put upon the agenda. Such meeting shall take place on demands by both parties. These meetings shall also seek to identify any extension of the business relationship hereby established. The meetings are held at the offices of both companies.

IT IS AGREED AS FOLLOWS REGARDING RESPONSIBILITIES:
                                  -----------------

2.1  Responsibilities of KOCKUMS

a) KOCKUMS shall identify and propose the type and scope of service applicable for each request submitted by SIGMA. The service type and scope shall be described in a service order acknowledgement. The service order acknowledgement shall if possible specify the number of hours or the fixed maximum cost for each service.

b) KOCKUMS shall inform SIGMA about any restrictions on the use of advice, consultant information or other material provided to SIGMA under the terms of this Agreement. KOCKUMS shall comply with any explicit restriction on the use and distribution of duly marked or graded material supplied by SIGMA.

c) KOCKUMS shall perform tasks and activities as listed and described in this Agreement and the Attachments thereto, making use of KOCKUMS's personal computing means. Unless specifically agreed otherwise, reports shall be delivered by e-mail.

d) KOCKUMS may use or distribute whatever unrestricted information or material that SIGMA might supply under the terms of this Agreement in any way that KOCKUMS believes appropriate. KOCKUMS shall, however, ascertain that no obligations are incurred on SIGMA in connection with such dissemination activities.

2.2  Responsibilities of SIGMA

a) SIGMA shall identify and propose the type and scope of service applicable for each request submitted to KOCKUMS. The service type and scope shall be described in a service purchase order.

b) SIGMA shall inform KOCKUMS about any restrictions in the use of advice, consultant information or other material provided under the terms of this Agreement.

c) SIGMA shall inform KOCKUMS about any restrictions on the use of advice, consultant information or other material provided to KOCKUMS under the terms of this Agreement. SIGMA shall comply with any explicit restriction on the use and distribution of duly marked or graded material supplied by KOCKUMS.

d) SIGMA may use or distribute whatever unrestricted information or material that KOCKUMS might supply under the terms of this Agreement in any way that SIGMA believes appropriate. SIGMA shall, however, ascertain that no obligations are incurred on KOCKUMS in connection with such dissemination activities.

IT IS AGREED AS FOLLOWS REGARDING WORKING LOAD,  PRICES,  RATES AND, SETTLING OF
ACCOUNTS:

3.1  Working Load of KOCKUMS

SIGMA shall have access to KOCKUMS time according to agreement made on a case by case. In the first stage of this co-operation KOCKUMS will have limited, but not negligible resources and personnel available.

3.2  Working Load of SIGMA (contracting)

KOCKUMS shall have access to SIGMA's time for contracting work (defined in 1.3), according to agreement made on a case by case. In the first stage of this co-operation SIGMA will have limited, but not negligible resources and personnel available.

3.3  Prices & Rates for both parties

The following prices and rates shall apply for both parties:

a)   Consulting, and engineering services-     SEK 900,- per hour

b)   Contracting work                          According to quotation.

c)   Travel time:                              SEK 300,- per hour

d) Allowance (during travels): According to Swedish/Norwegian government regulations

e)   Hotel accommodation, According to agreement/bill

All amounts are exclusive of any applicable government taxes at the time of invoicing, and are subject to change with a 3-month written notice in advance of taking effect. Price elements of ongoing service orders are not subject to change unless written notice is given 3 months in advance of taking effect.

3.4  Invoicing

The parties (KOCKUMS and SIGMA) shall invoice once a month.

3.4  Payment, Credit Times, and Currency

Both parties (KOCKUMS and SIGMA) shall pay the other party (SIGMA or KOCKUMS) the full amounts due as per invoice within thirty (30) days after receipt of invoice at the party's offices, Payments shall be in SEK or NOK.

IT IS AGREED AS FOLLOWS REGARDING DURATION AND TERMINATION:
                                  -------------------------

4. 1 Effective Date

This Agreement shall be effective upon signature by both parties.

4.2  Duration

This Agreement shall remain in force for a period of three (3) years, and terminate thereafter, unless it is agreed in writing to renew the Agreement. Any such concord to renew the Agreement shall be reached no later than sixty (60) days before the termination date.

4.3  Termination

Any one of the parties may terminate this Agreement on any semi-anniversary of its Effective Date by written notice given at least ninety (90) days before such an anniversary.

IT IS AGREED AS FOLLOWS REGARDING GENERAL TERMS:
                                          ------

5.1  Confidentiality

A party may not disclose the terms and conditions of this Agreement to a third party without the prior written approval of the other party. However, the parties may disclose the entire Agreement on a need-to-know basis, to their accountants, lawyers or financial institutions. As concerns the general obligations and responsibilities of consultant regarding confidentiality, these are governed by the rules set out in Attachment I to this Agreement.

5.2  Assignment and Delegation

None of the parties may sell, transfer, assign, delegate, or subcontract any right or obligation under the terms of this Agreement, without the prior written consent of the other party,

5.3  Litigation and Applicable Law

All disputes from the interpretation or the execution of this Agreement and its Attachments that may arise between the parties shall in the first place be amicably settled by and between the parties. If the parties fail to amicably settle such disputes, they shall be finally settled by arbitration in Copenhagen under the rules of Conciliation and Arbitration of the International Chamber of Commerce. English law shall apply.

5.4  Force Majeure

A party shall not be held liable for any loss or damage which may be suffered by the other party, as a consequence of a party being delayed, prevented, or hindered in the performance of the party's obligations under the terms of this Agreement, due to circumstances beyond the control of the party.

5.5  Previous Agreements or Understandings

This Agreement shall overrule all prior agreements or understandings between the parties concerning the matter of consulting services, and shall constitute the complete and exclusive agreement between the parties. Amendments to the Agreement shall be effective only if made in writing and signed on behalf of both parties by persons duly authorized to sign.

5.6  Formal Requirements Concerning Initiation of Work

Non of the parties shall initiate any work before there is agreement between the parties concerning all aspects of an envisaged task. In general, this means that any work shall be initiated before the other party has confirmed an order with an order confirmation letter.

5.7  Signatures

Two (2) copies of this Agreement are signed and issued, one for each party.

Signed for and on behalf of SIGMA       Signed for and on behalf of KOCKUMS
Name:            Svein Hestevik         Name:          Christer Bratt
Title.,          CEO                    Title:         Project Manager Stirling
Date:            2000-11-14             Date:          2000-11-14


Signature: s/ Svein Hestevik                   Signature: s/ Christer Bratt



                                  Attachment 1

RULES FOR THE EXCHANGE OF PROPRIETARY INFORMATION

The parties

                            SIGMA Elektroteknisk A.S
AND
                                   Kockums AB

desire to provide a mechanism and capability for the exchange of Proprietary Information (hereinafter referred to as "Information") concerning performance of consulting and engineering services in the Fields of Expertise, AND THEREFORE the parties do agree on the following rules concerning the disclosure of information to third parties:

1    Definitions

a) "Disclosing Party" in relation to Information means such of the parties as shall be the giver of Information to the Receiving Party, e.g., an employee of the Receiving Party-

b) "Receiving Party" in relation to Information mean-, such of the parties as shall be in receipt of Information from the Disclosing Party, e.g., an employee of the Disclosing Party.

2    Restrictions of Use

a) The Receiving Party undertakes to keep secret, not to publish nor to disclose Information to any third party, not to disseminate Information among its employees otherwise than to the extent required for the purpose herein stated.

b) The Receiving Party shall use at least the same degree of care in protecting Information against disclosure to any third party as the Receiving Party exercises in protecting its own confidential information.

3    Property

Information supplied remains the property of the Disclosing Party. Information is supplied on a lend basis only. The Receiving Party shall return Information at any time upon request.

4    Exceptions

The obligations of the Receiving Party under the rules in this Attachment I shall not extend to Information that the Receiving Party can prove:

a) is or becomes publicly known through no wrongful act on its part; b) is already known to the Receiving Party at the time of disclosure; c) is rightfully received by the Receiving Party from a third party without breach of the rules in this Attachment 1.

5    Reproductions

a)   Information supplied may not be reproduced,

b) The Receiving Party shall not reproduce Information without the prior express written consent of the Disclosing Parry. Such consent may be withdrawn at any time, In the event that consent is withdrawn, the Receiving Party shall also return the copies of Information.

6    Conditions of Delivery

a) Information is entrusted to the Receiving Party pursuant the regulations of the "Laws of Prohibiting Unfair Competition".

b) The Receiving Party may use Information solely for evaluation purposes as provided or permitted by the Disclosing Party. In particular, the Receiving Party may not use Information for manufacturing, or having manufactured, the products concerned for itself or for third parties.

7    Reserve of Rights

a) The Disclosing Party reserves all rights and title, national or foreign, including copyrights, in respect of supplied Information, at home and abroad, also in the event of a patent being filed or a utility model being registered.

b) Nothing contained in the rules of this Attachment I shall be construed as granting or conferring any rights of the Disclosing Party by license or otherwise, expressly, implied, or otherwise, for any invention, discovery, or improvement made, conceived or acquired prior to, or after, the date of the present Agreement.

8    Disclosure to Third Parties

     Unless otherwise provided in the rules of this Attachment 1, Information and any copies thereof may not be disclosed to third parties without the prior written consent of the Disclosing Party. If the Disclosing Party consents in writing to disclosure to a third party, the Receiving Party shall, prior to such disclosure, make it binding on that third party to abide by the preceding rules in this Attachment 1.

9    Term

     The period of confidentiality shall remain in full force and effect during the term of the present Agreement and for a period of five (5) years after its, termination.